UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2013

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Concho Resources Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on June 6, 2013. At the Annual Meeting, the Company’s stockholders were requested to (i) elect three Class III directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2016 Annual Meeting of Stockholders, (ii) ratify the Audit Committee of the Board of Directors’ selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers. Each of these items is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 23, 2013.

The results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Class III Directors: The election of each Class III director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Gary A. Merriman	91,113,685	1,102,557	4,379,578
Ray M. Poage	91,600,367	615,875	4,379,578
A. Wellford Tabor	90,930,561	1,285,681	4,379,578

Proposal No. 2 — Ratification of the Selection of Grant Thornton LLP: The ratification of the selection of Grant Thornton LLP was approved as follows:

For	Against	Abstain	Broker Non-Votes
95,198,246	1,318,557	79,017	—

Proposal No. 3 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers: The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
91,026,554	1,007,005	182,683	4,379,578

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: June 7, 2013	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Vice President and General Counsel